UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2018
____________________
THE MEDICINES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8 Sylvan Way
Parsippany, New Jersey 07054
(Address of principal executive offices) (zip code)
(973) 290-6000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2018, Mark Timney, was appointed Chief Executive Officer of The Medicines Company (the “Company”), effective immediately. In addition, Mr. Timney was appointed, effective immediately, to the board of directors of the Company (the “Board”) with a term expiring at the Company’s 2019 annual meeting of stockholders. In addition, on December 11, 2018, the Company announced that, effective immediately, Clive Meanwell, M.D., Ph.D. will no longer serve as Chief Executive Officer of the Company and will serve as Chief Innovation Officer of the Company.
In connection with his appointment, the Company and Mr. Timney entered into an employment agreement, dated December 10, 2018 (the “Timney Employment Agreement”) and a severance agreement, dated December 10, 2018 (the “Timney Severance Agreement”).
Pursuant to the terms of the Timney Employment Agreement, Mr. Timney will serve as Chief Executive Officer of the Company from December 10, 2018 (the “Commencement Date”) through December 31, 2021, unless terminated earlier in accordance with the terms of the Timney Employment Agreement. Mr. Timney will be entitled to receive a base salary at an annual rate of $600,000 and will be eligible to receive an annual bonus with a target amount equal to 65% of his base salary, based on the achievement of annual objectives as determined by the Board. Mr. Timney will also be entitled to a one-time cash bonus equal to $50,000, to be awarded within 30 days following the Commencement Date.
The Timney Employment Agreement also contemplates Mr. Timney’s agreement to purchase in the open market a number of shares of Company common stock having an aggregate fair market value on the date of purchase equal to $500,000. In addition, the Timney Employment Agreement contemplates the grant of equity-based incentive awards to Mr. Timney, pursuant to the Company’s 2013 Stock Incentive Plan (the “Plan”), as amended, including: (i) 450,000 time-vested “non-statutory stock options” (as defined in the Plan), with a per-share exercise price equal to the “fair market value” (as defined in the Plan), and (ii) 550,000 performance-vested “non-statutory stock options” (as defined in the Plan), with a per-share exercise price equal to the “fair market value” (as defined in the Plan). The time-vested options will be granted pursuant to, and governed by, the applicable publicly filed form of award agreement of the Company, and the performance-vested stock options will be granted pursuant to, and governed by, the Company’s form of non-statutory stock option agreement as used for the Company’s April 24, 2018, grant of corporate-milestone-based performance-based stock options to the Company’s senior management team.
Pursuant to the terms of the Timney Severance Agreement, upon termination of employment without “cause” (as defined in the Timney Severance Agreement) or with “good reason” (as defined in the Timney Severance Agreement), and a “change in control event” (as defined in the Timney Severance Agreement) has not been consummated prior to such termination, Mr. Timney will be entitled to the following severance benefits: (i) for a period of 18 months after the date on which Mr. Timney’s termination of employment is effective (the “Termination Date”), continued payment of his then-current annual base salary; (ii) for a period of 18 months after the Termination Date, reimbursement of COBRA health care premiums actually paid by Mr. Timney and payment by the Company for reasonable outplacement assistance of Mr. Timney’s choosing; and (iii) accelerated vesting of all time-vested equity awards previously granted to Mr. Timney and outstanding immediately prior to the Termination Date that would have vested within 18 months after the Termination Date (assuming Mr. Timney had continued to be employed by the Company during such 18-month period).
Additionally, upon termination of employment during the one year period following the date of the consummation of a “change in control event” (as defined in the Timney Severance Agreement) by the Company without “cause” (as defined in the Timney Severance Agreement) or upon Mr. Timney giving written notice within 60 days following the date on which he knows, or should reasonably be expected to know, of the Company’s taking any action that would constitute “good reason” (as defined in the Timney Severance Agreement), in either case, Mr. Timney will be entitled to the following severance benefits: (i) a lump sum cash payment equal to 2x his then-

current annual base salary, plus 2x his then-current annual bonus target; (ii) for a period of 24 months after the Termination Date, reimbursement of COBRA health care premiums actually paid by Mr. Timney and payment by the Company for reasonable outplacement assistance of Mr. Timney’s choosing; and (iii) accelerated vesting of all equity awards previously granted to Mr. Timney and outstanding immediately prior to the Termination Date.
Mr. Timney, age 54, healthcare leader with over 25 years of biopharmaceutical industry experience in multi-national companies. At Merck & Co, Mr. Timney led organizations of increasing importance and size, including President US, President Japan and President of Global Primary Care. In these roles, Mr. Timney launched multiple products, many in the cardiovascular therapeutic area, led large organizations of up to 8,000 employees, and was involved in a number of important strategic transactions. After leaving Merck, Mr. Timney served as the CEO of Purdue Pharmaceuticals and formed a company advising healthcare companies. Before joining Merck, Mr. Timney spent 8 years working at numerous multinational pharmaceutical companies, including Zeneca Group, ICI Pharmaceuticals and Roussel Labs. Mr. Timney received a bachelor’s degree in Sports Studies (majoring in Marketing) from Newcastle Polytechnic (now Northumbria University) in Newcastle in the United Kingdom.
The foregoing is a summary description of the Timney Employment Agreement and the Timney Severance Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Timney Employment Agreement and the Timney Severance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
The Company issued a press release on December 11, 2018 announcing Mr. Timney’s appointment as Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 10, 2018, by and between Mark Timney and The Medicines Company
10.2	Severance Agreement, dated December 10, 2018, by and between Mark Timney and The Medicines Company
99.1	Press Release dated December 11, 2018, titled “The Medicines Company Appoints Mark Timney as Chief Executive Officer”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2018

THE MEDICINES COMPANY

By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel